Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This is Amendment No. 1, dated as of August 6, 2007, to the Employment Agreement dated as of March 13, 2006 (the “Agreement”) between Marvel Entertainment, Inc., a Delaware corporation formerly known as Marvel Enterprises, Inc. (the “Company”) and John N. Turitzin (the “Executive”).

WHEREAS, the Company and the Executive have agreed to amend the Agreement in the manner, and on the terms and conditions, provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties to this amendment hereby agree as follows:

1.             Amendment to Section 3.4 of the Agreement.  Effective January 1, 2007, Section 3.4 of the Agreement is deleted in its entirety and replaced by the following:

3.4           Vacation.  During the Term, the Executive shall be entitled to a vacation period or periods of three (3) weeks per year taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a calendar year shall be forfeited.

2.             Amendment to Section 4.5(b) of the Agreement.  Effective on the date hereof, Section 4.5(b) of the Agreement is amended by replacing each appearance of the phrase “twelve (12)” with the phrase “six (6)”.

3.             General.  The Agreement, as amended by this amendment, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.  No representation, promise or inducement has been made by either party that is not embodied in the Agreement as amended by this amendment, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.  Except as expressly changed by this amendment, the Agreement remains in full force in accordance with its terms.

IN WITNESS WHEREOF, the parties have duly executed this amendment as of the date first written above.

MARVEL ENTERTAINMENT, INC.

By:	/s/ Kenneth P. West
Kenneth P. West, Executive Vice President

EXECUTIVE:

/s/ John N. Turitzin
John N. Turitzin